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                                                                  Exhibit (a)(4)

                            FOREVER ENTERPRISES, INC.
                           OFFER TO PURCHASE FOR CASH
                  ALL SHARES OF ITS COMMON STOCK, NO PAR VALUE
                      HELD BY HOLDERS OF 10 OR FEWER SHARES

         THIS OFFER WILL EXPIRE AT 5:00 P.M., CENTRAL STANDARD TIME, ON
            DECEMBER 19, 2003, UNLESS EXTENDED OR EARLIER TERMINATED.

                                November 7, 2003

To Our Clients:

         Enclosed for your consideration is an Offer to Purchase, dated November 7, 2003 (the white document in your package), and the related Letter of Transmittal (the blue document in your package) which together constitute the "Offer," in connection with the offer by Forever Enterprises, Inc. ("Forever Enterprises"), to purchase shares of its common stock (the "Shares") held by holders of 10 or fewer Shares at a purchase price of $10 per Share, upon the terms and conditions set forth in the Offer.

         We are the owner of record of Shares held for your account. Therefore, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

         Please instruct us as to whether you wish us to tender the Shares that we hold for your account on the terms and subject to the conditions of the Offer.

         We call your attention to the following:

            1. Only those stockholders owning 10 or fewer Shares are eligible to participate in this tender offer.

            2. If you decide to accept the tender offer, you must tender all of the Shares that you own, either in your name or beneficially. Partial tenders will not be accepted.

            3. Forever Enterprises intends to deregister its common stock with the Securities and Exchange Commission and become a private company if, after the completion of the tender offer, it has fewer than 300 stockholders of record.

            4. The Offer will expire at 5:00 p.m., Central Standard Time, on December 19, 2003.

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            5. Once you tender your Shares in the Offer, you may not withdraw them.

         If you wish to have us tender your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth below. An envelope to return your instruction form to us is enclosed.

         YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER EXPIRES AT 5:00 P.M., CENTRAL STANDARD TIME, ON DECEMBER 19, 2003.

         The Offer is being made to all holders of 10 or fewer Shares. Forever Enterprises is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If Forever Enterprises becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, Forever Enterprises will make a good faith effort to comply with the law. If, after a good faith effort, Forever Enterprises cannot comply with the law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in that jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on Forever Enterprises's behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

         IF YOU HOLD MORE THAN 10 SHARES OF FOREVER ENTERPRISES COMMON STOCK, YOU MAY NOT PARTICIPATE IN THE OFFER.

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                                INSTRUCTIONS FORM

           The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer of Forever Enterprises with respect to his, her or its Shares.

         This will instruct you to tender to Forever Enterprises the number of Shares indicated below, at the price of $10 net per Share, pursuant to the terms of and conditions set forth in the Offer to Purchase, dated November 7, 2003, and the related Letter of Transmittal.

         Aggregate number of Shares to be tendered by you for the undersigned:
____________ Shares.

                                PLEASE SIGN HERE

Signatures(s) __________________________________________________________________

Name(s)
(Please Print) _________________________________________________________________

Address_________________________________________________________________________

Zip Code________________________________________________________________________

Area Code and Telephone No._____________________________________________________

Tax Identification or Social Security No._______________________________________

My Account Number With You______________________________________________________

Date____________________________________________________________________________